Exhibit 99.1
GRI Bio, Inc.
Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash	460	$9
Prepaid expenses and other assets	271	299
Total current assets	731	308
Property and equipment, net	11	4
Operating lease right-of-use assets	55	67
Deposits	4	4
Total assets	$801	$383
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$1,585	$1,294
Accrued expenses	—	36
Advances from employees	—	5
Bridge promissory note, net	2,391	602
Operating lease liabilities, current	55	57
Total current liabilities	4,031	1,994
Operating lease liabilities, noncurrent	—	14
Total liabilities	4,031	2,008

Commitments and contingencies (Note 10)

Stockholders' deficit:
Common stock, $0.01 par value; 40,000,000 shares authorized; 31,130,077 shares issued as of March 31, 2023 and December 31, 2022; 26,743,934 and 26,731,434 shares outstanding as of March 31, 2023 and December 31, 2022, respectively	267	267
Additional paid-in capital	17,149	16,604
Accumulated deficit	(20,646)	(18,496)
Total stockholders' deficit	(3,230)	(1,625)
Total liabilities and stockholders' deficit	$801	$383

See accompanying notes to unaudited interim financial statements.

GRI Bio, Inc.
Statements of Operations
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Operating expenses:
Research and development	$116	$59
General and administrative	872	139
Total operating expenses	988	198
Loss from operations	(988)	(198)
Interest expense	(1,162)	(103)
Net loss	$(2,150)	$(301)
Net loss per common share, basic and diluted	$(0.08)	$(0.01)
Weighted-average common shares outstanding, basic and diluted	27,930,659	23,902,159

See accompanying notes to unaudited interim financial statements.

GRI Bio, Inc.
Statements of Changes in Redeemable Common Stock and Stockholders’ Deficit
(in thousands, except shares)
(Unaudited)

	Redeemable Common Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, December 31, 2021	209,000	$124	22,765,434	$228	$10,203	$(15,279)	$(4,848)
Net loss	—	—	—	—	—	(301)	(301)
Balance March 31, 2022	209,000	$124	22,765,434	$228	$10,203	$(15,580)	$(5,149)

	Redeemable Common Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, December 31, 2022	—	$—	26,731,434	$267	$16,604	$(18,496)	$(1,625)
Warrant issuance	—	—	—	—	532	—	532
Restricted stock vesting	—	—	12,500	—	—	—	—
Stock based compensation	—	—	—	—	13	—	13
Net loss	—	—	—	—	—	(2,150)	(2,150)
Balance March 31, 2023	—	$—	26,743,934	$267	$17,149	$(20,646)	$(3,230)

See accompanying notes to unaudited interim financial statements.

GRI Bio, Inc.
Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Operating activities:
Net loss	$(2,150)	$(301)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	1	1
Amortization of debt discounts	1,161	—
Amortization of right-of-use assets	12	11
Stock-based compensation expense	13	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	28	(2)
Accounts payable	408	10
Accrued expenses	(36)	212
Operating lease liabilities	(16)	(11)
Cash used in operating activities	(579)	(80)
Financing activities:
Advances from employees	190	10
Repayment of advances from employees	(195)	—
Proceeds from issuance of bridge promissory note	1,250	—
Payments of debt issuance costs	(105)	—
Payments of deferred stock issuance costs	(110)	—
Cash provided by financing activities	1,030	10
Net increase (decrease) in cash	451	(70)
Cash at beginning of period	9	90
Cash at end of period	$460	$20
Non-cash investing and financing activities:
Property and equipment purchases included in accounts payable	$8	$—
Recognition of debt discount and additional paid-in-capital for issuance of warrants in connection with the issuance of promissory notes	$532	$—
Debt issuance costs included in accounts payable	$45	$—
See accompanying notes to unaudited interim financial statements.

GRI Bio, Inc.
Notes to Unaudited Interim Financial Statements
(in thousands, except share and per share data)

Note 1.    ORGANIZATION AND DESCRIPTION OF BUSINESS
GRI Bio, Inc. (GRI or the Company), based in La Jolla, CA, was incorporated in Delaware in May 2009, which is the date of inception.
GRI is a clinical-stage biopharmaceutical company focused on discovering, developing, and commercializing innovative therapies that target serious diseases associated with dysregulated immune responses leading to inflammatory, fibrotic, and autoimmune disorders. The Company’s goal is to be an industry leader in developing therapies to treat these diseases and to improve the lives of patients suffering from such diseases. The Company’s lead product candidate, GRI-0621, is an oral inhibitor of type 1 Natural Killer T (iNKT I) cells and is being developed for the treatment of severe fibrotic lung diseases such as idiopathic pulmonary fibrosis (IPF). The Company’s product candidate portfolio also includes GRI-0803 and a proprietary library of 500+ compounds. GRI-0803, the lead molecule selected from the library, is a novel oral agonist of type 2 Natural Killer T (NKT II) cells and is being developed for the treatment of autoimmune disorders, with much of its preclinical work in Systemic Lupus Erythematosus Disease (SLE) or lupus and multiple sclerosis (MS).
Note 2.    LIQUIDITY
The Company has not generated any significant revenues from operations since inception and does not expect to do so in the foreseeable future. The Company has incurred operating losses since its inception and has incurred $20,646 in accumulated deficit through March 31, 2023. The Company has financed its working capital requirements to date through the issuance of equity and debt securities. As of March 31, 2023, the Company had cash of approximately $460.
Based on our current operating plan, we believe that our existing cash will be sufficient to fund our operating expenses and capital expenditure requirements for at least the twelve months following the Merger (Note 9) and financing contemplated by the Securities Purchase Agreement, dated as of December 13, 2022, by and between GRI, Vallon and Altium Growth Fund, LP (the Equity Financing), not including the exercise of the Series T Warrants (the Series T Warrant Exercises). For the foreseeable future, the Company’s ability to continue its operations is dependent upon its ability to obtain additional capital.
Note 3. BASIS OF PRESENTATION
The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial periods and pursuant to the rules of the Securities and Exchange Commission (the SEC). Any reference in the accompanying unaudited interim financial statements to “authoritative guidance” is meant to refer to GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Updates (ASU) of the Financial Accounting Standards Board (FASB). The December 31, 2022 balance sheet was derived from the Company’s audited financial statements.
In the opinion of management, the unaudited interim financial statements furnished herein include all normal and recurring adjustments considered necessary to present fairly the Company’s financial position as of March 31, 2023, and the results of operations and stockholders’ deficit for the three months ended March 31, 2023 and 2022 and cash flows for the three months ended March 31, 2023 and 2022. Results of operations for the three months ended March 31, 2023, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 2023. The unaudited interim financial statements, presented herein, do not contain the required disclosures under GAAP for annual financial statements. The accompanying unaudited interim financial statements should be read in conjunction with the annual audited financial statements and related notes as of and for the year ended December 31, 2022, which is included as Exhibit 99.2 of Amendment No. 2 to the Current Report on Form 8-K filed with the SEC on July 6, 2023.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Estimates and assumptions are primarily made in relation to the valuation of share options, the embedded derivative of convertible notes, warrant issuance and subsequent revaluations, valuation allowances relating to deferred tax assets, revenue recognition, accrued expenses and estimation of the incremental borrowing rate for the finance lease. If actual results differ from the Company’s estimates, or to the extent these estimates are adjusted

GRI Bio, Inc.
Notes to Unaudited Interim Financial Statements
(in thousands, except share and per share data)
in future periods, the Company’s results of operations could either benefit from, or be adversely affected by, any such change in estimate.
Cash
The Company maintains its cash balances at domestic financial institutions. Bank deposits with US banks are insured up to $250 by the Federal Deposits Insurance Corporation. The Company had an uninsured cash balances of $210 at March 31, 2023. The Company’s cash balance as of December 31, 2022 was fully insured.
Fair Value Measurements
Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820, Fair Value Measurement, establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of fair value hierarchy defined by ASC 820 are described below:
Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liabilities.
Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).
As of March 31, 2023, the Company’s financial instruments included cash, prepaid expenses and other current assets, accounts payable and the bridge promissory note. The carrying amounts reported in the balance sheets for cash, prepaid expenses and other current assets and accounts payable approximate their fair value based on the short-term maturity of these instruments. The Company recognizes transfers between levels of the fair value hierarchy on the date of the event or change in circumstances that caused the transfer.
The carrying amounts reported for cash, accounts payable, accrued expenses, and advances from employees approximate their fair values due to their short-term nature.
Deferred Stock Issuance Costs
Deferred stock issuance costs represent incremental legal costs incurred that are directly attributable to proposed offerings of securities. The costs are charged against the gross proceeds of the respective offering upon closing.
Debt Discounts
The relative fair values of warrants and common shares issued and call option rights assigned in connection with principal advances under promissory notes, the increases in fair values of embedded conversion options in connection with convertible promissory note modifications, and the intrinsic values of non-contingent beneficial conversion features were recorded as debt discounts that are amortized as additional interest expense over the estimated terms of the notes using the effective interest method.
Debt Issuance Costs
Debt issuance costs represent incremental legal costs and other costs incurred that are directly attributable to issuing debt. The costs are included as a direct reduction of the carrying amount of the respective liability and are amortized as additional interest expense over the estimated term of the debt using the effective interest method.
Stock-Based Compensation
Stock-based compensation recognized for stock option awards is based on the fair value of the awards on the grant date. The Company estimates the grant-date fair value of the awards using the Black-Scholes option pricing model, which requires the input of subjective assumptions including (i) the estimated fair value of the common stock, (ii) the expected stock price volatility, (iii) the risk-free interest rate, (iv) the expected term of the award, and (v) the expected dividend yield. Compensation cost for stock option awards with service-based vesting conditions is recognized ratably over the requisite service periods. Compensation cost for stock option awards

GRI Bio, Inc.
Notes to Unaudited Interim Financial Statements
(in thousands, except share and per share data)
with performance-based vesting conditions is recognized ratably over the requisite service periods if achievement of the performance conditions is probable. The effect of forfeitures is recognized as a reduction of stock-based compensation expense in the period in which the forfeitures occur. The Company issues new shares of common stock upon a stock option exercise.
Net Income (Loss) Per Common Share
Basic and diluted net loss per common share are calculated by dividing the net loss by the applicable weighted-average number of common shares outstanding during the period. As the Company had a net loss in each of the three-month periods ended March 31, 2023 and 2022, diluted net loss per common share is the same as basic net loss per common share for the period because the effects of potentially dilutive securities are antidilutive.
Potentially dilutive securities not included in the diluted net loss per common share calculations because their (i) effects were antidilutive or (ii) contingent conditions have not been satisfied are as follows for the periods presented:

	March 31,
	2023	2022
Stock options	2,392,375	2,392,375
Warrants	2,774,212	269,232
Restricted stock subject to contingent conditions	4,386,143	3,956,643
Stock subject to put right	—	209,000
Convertible promissory note(1)	—	3,307,692
	9,552,730	10,134,942
__________________
(1) The conversion price for the $500 second additional advance from May 2021 was assumed to be $1.00 per share. The conversion price for all other convertible amounts was assumed to be $1.30 per share.
Recently Issued Accounting Pronouncements Not Yet Adopted
The Company considered the applicability and impact of all ASUs issued during the quarter ended March 31, 2023 and each was determined to be either not applicable or expected to have minimal impact on these financial statements.
Note 4.    PROPERTY AND EQUIPMENT

	March 31,
	2023	2022
Computer equipment (useful life – 5 years)	$21	$13
Furniture and fixtures (useful life – 5 years)	13	13
	34	26
Accumulated depreciation	(23)	(22)
	$11	$4
Depreciation expense related to property and equipment was $1 for each of the three-month periods ended March 31, 2023 and 2022.
Note 5.    ACCRUED EXPENSES

	March 31,
	2023	2022
Accrued compensation	$—	$33
Other	—	3
	$—	$36

GRI Bio, Inc.
Notes to Unaudited Interim Financial Statements
(in thousands, except share and per share data)
Note 6.    CONVERTIBLE PROMISSORY NOTE
In November 2018, the Company and TEP Biotech, LLC (TEP) entered into a convertible note and warrant purchase agreement pursuant to which TEP agreed to fund up to $5,000 to the Company in exchange for a convertible promissory note (the TEP Note) and a warrant to purchase up to 675,000 shares of the Company’s common stock at an exercise price of $0.01 per share. The TEP Note was secured by the Company’s assets and accrued simple interest on the outstanding principal balance at a rate of 12% per annum. The total outstanding principal and accrued interest balance was initially due on the earlier of the Company’s next financing, as defined, and May 2, 2020. The initial $2,500 tranche under the TEP Note was funded upon execution of the agreement in November 2018.
In December 2019, the Company and TEP amended the TEP Note. In lieu of TEP funding the second $2,500 tranche, TEP made a first additional advance of $500 to the Company in exchange for a convertible promissory note, a warrant to purchase up to 461,725 shares of the Company’s common stock at an exercise price of $0.01 per share, and the assignment of the Company’s rights under a certain call option agreement. The call option agreement, which was entered into in 2015, provided the Company with the right to repurchase up to 1,050,000 shares of the Company’s common stock held by the counterparty for $1.00 per share at any time before April 1, 2025.
In July 2020, the TEP Note maturity date was extended to August 31, 2020, and in March 2021, TEP agreed to forbear on its available right to exercise remedies on account of the Company’s failure to pay the past due principal and accrued interest balance until October 31, 2021.
In May 2021, the Company and TEP amended the TEP Note, and TEP agreed to make a second additional advance of $500 to the Company in exchange for a convertible promissory note with separate, modified conversion options.
In July 2022, the Company and TEP further amended the TEP Note, and TEP agreed to make a third additional advance of $125 to the Company in exchange for a convertible promissory note and a warrant to purchase up to 31,250 shares of the Company’s common stock at an exercise price of $0.01 per share.
In October 2022, the Company and TEP entered into a conversion agreement pursuant to which, effective upon the full execution of the Merger Agreement (Note 9), $3,500 of outstanding principal under the TEP Note together with $650 of related accrued interest was to automatically convert into 4,150,000 shares of the Company’s common stock at a conversion price of $1.00 per share. Further, upon the closing of the first tranche of the Bridge Financing (Note 9), the Company was to repay, in cash, the $125 third additional advance under the TEP Note along with the $15 of related accrued interest. Upon issuance of the 4,150,000 conversion shares and payment of the $140 principal and accrued interest balance, the Company would fully satisfy all of its obligations under the TEP Note.
In December 2022, upon the full execution of the Merger Agreement and the closing of the first tranche of the Bridge Financing, the Company issued the 4,150,000 conversion shares and paid the $140 principal and accrued interest balance as per the terms of the conversion agreement.
As part of the conversion, the $4,150 of converted principal and accrued interest, along with $863 of related forfeited accrued interest through the conversion date, were credited to stockholders’ deficit. Interest expense recognized on the TEP Note was $103 for the three months ended March 31, 2022.
Note 7.    STOCKHOLDERS’ DEFICIT
Redeemable Common Stock
In November 2018, the Company entered into an agreement with a stockholder pursuant to which the stockholder had the right to require the Company to purchase all or a portion of 209,000 shares of the Company’s common stock held by the stockholder for $0.594 per share (the Put Right). The Put Right was exercisable (i) for a period commencing thirty days prior to the day the Company completed an equity or debt financing and ending fifteen business days thereafter, or (ii) at any time following a breach of the agreement by the Company.
Management assessed the Put Right and determined that (i) it was not freestanding and, therefore, was not required to be classified as a liability and (ii) it could be exercised by the stockholder at any time, which was not within the Company’s control. Therefore, the common shares subject to the Put Right were classified in mezzanine equity. In December 2022, the stockholder exercised the Put Right and the Company redeemed the 209,000 shares of common stock for $124 ($0.594 per share). The redeemed shares were retired by the Company.

GRI Bio, Inc.
Notes to Unaudited Interim Financial Statements
(in thousands, except share and per share data)
Warrants
As of March 31, 2023 the Company had the following warrants outstanding to purchase common stock:

Number of Shares	Exercise Price per Share	Expiration Date
675,000	$0.01	November 2023
461,725	$0.01	December 2024
230,770	$1.30	November 2023
38,462	$1.30	December 2023
62,500	$0.01	July 2027
1,252,490	$1.33	April 2028
1,252,490	$1.33	April 2028
The warrants include cashless exercise features, are subject to standard antidilution adjustments, and were issued in connection with debt and equity financings.
Note 8. STOCK-BASED COMPENSATION
The Company recorded stock-based compensation related to restricted stock awards issued under the 2015 Equity Incentive Plan, as amended, (the 2015 Plan) in the following expense categories of its accompanying statements of operations for the three months ended March 31, 2023:

For the Three Months Ended March 31, 2023
Research and development	$—
General and administrative	13
Total	$13
No stock based compensation expense was recorded during the three months ended March 31, 2022.
The Company has granted stock options to purchase its common stock and restricted stock awards to employees and consultants under the 2015 Plan, under which the Company may issue stock options, restricted stock and other equity-based awards. Stock options granted by the Company generally have a contractual life of up to 10 years. As of March 31, 2023, 4,689,900 shares of the Company's common stock were authorized to be issued under the 2015 Plan, and 2,297,525 shares were reserved for future awards under the 2015 Plan.
The Company measures equity-based awards granted to employees, and non-employees based on their fair value on the date of the grant and recognizes compensation expense for those awards over the requisite service period or performance-based period, which is generally the vesting period of the respective award. The measurement date for service-based equity awards is the date of grant, and equity-based compensation costs are recognized as expense over the requisite service period, which is the vesting period for certain performance-based awards. The Company records expense for performance-based awards if it concludes that it is probable that the performance condition will be achieved.
Restricted Stock Awards
The Company has issued performance-based and time-based restricted stock awards. Vesting of the performance-based restricted stock awards is based on the consummation of a liquidity event, or, if earlier, upon the death, disability, or termination without cause of the grantee.
The following table summarizes the activity related to restricted stock awards granted for the three-month period ended March 31, 2023:

GRI Bio, Inc.
Notes to Unaudited Interim Financial Statements
(in thousands, except share and per share data)

Shares
Outstanding at December 31, 2022	4,398,643
Granted	—
Vested and settled	12,500
Expired/forfeited/canceled	—
Outstanding at March 31, 2023	4,411,143
As of March 31, 2023, the occurrence of events associated with the vesting of the performance-based restricted stock awards was deemed not probable and accordingly, no stock-based compensation was recorded. Compensation expense related to time-based restricted stock awards was $13 for three months ended March 31, 2023. The unrecognized compensation cost related to unvested performance-based restricted stock awards was $5,367, which will be recognized commencing in the period in which the performance condition is deemed probable of achievement. The unrecognized compensation cost related to unvested time-based restricted stock awards was $13 and will be recognized over the vesting period.
Stock Options
The table below represents the activity of stock options granted to employees and non-employees for the three months ended March 31, 2023:

	Number of options	Weighted average exercise price	Weighted average remaining contractual term (years)
Outstanding at December 31, 2022	2,392,375	$0.73	3.59
Granted	—
Exercised	—
Forfeited	—
Outstanding at March 31, 2023	2,392,375	$0.73	3.59
Exercisable at March 31, 2023	1,845,547	$0.73	3.59
As of March 31, 2023, the aggregate intrinsic value of vested and exercisable stock options outstanding was $1,107 and the remaining contractual term was 3.59 years. At March 31, 2023, the unrecognized compensation cost related to non-vested stock options expected to vest was $279 and the remaining contractual term was 3.59 years.
Note 9.    PROPOSED MERGER AND RELATED FINANCINGS
Merger Agreement and Transaction
The Company entered into an Agreement and Plan of Merger, dated December 13, 2022 and amended on February 17, 2023 (the Merger Agreement), with Vallon Pharmaceuticals, Inc. (Vallon) and Vallon Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Vallon (Merger Sub). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into the Company (the Merger), with the Company surviving the Merger as a wholly owned subsidiary of Vallon. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. The Merger was not consummated as of March 31, 2023.
Securities Purchase Agreement (Bridge Financing)
In connection with signing the Merger Agreement, the Company entered into a Securities Purchase Agreement, dated as of December 13, 2022 (Bridge SPA), with Altium Growth Fund, LP (Investor), pursuant to which the Company issued senior secured promissory notes (Bridge Notes) in the aggregate principal amount of $3,333, in exchange for an aggregate purchase price of $2,500.
The Bridge Notes were issued in two closings: (i) the first closing for $1,667 in aggregate principal amount (in exchange for an aggregate purchase price of $1,250) closed on December 14, 2022; and (ii) the second closing for $1,667 in aggregate principal amount (in exchange for an aggregate purchase price of $1,250) closed on March 9, 2023. The Bridge Notes are secured by a lien on all of the Company’s assets.

GRI Bio, Inc.
Notes to Unaudited Interim Financial Statements
(in thousands, except share and per share data)
In addition, upon the funding of each tranche, the Investor received warrants to purchase an aggregate of 1,252,490 shares of Company’s common stock (Bridge Warrants). The Bridge Warrants have an exercise price of $1.33 per share, are exercisable at any time on or after the applicable issuance date and have a term of 60 months from the date all shares underlying the Bridge Warrants are freely tradable.
The $1,250 of proceeds from the first closing were allocated to the Bridge Notes and Bridge Warrants based on their relative fair values as of the commitment date, resulting in an allocation of $679 and $571, respectively. The $1,250 of proceeds from the second closing were allocated to the Bridge Notes and Bridge Warrants based on their relative fair values as of the commitment date, resulting in an allocation of $718 and $532, respectively. The Bridge Notes are being accounted for as share-settled debt under the accounting guidance in ASC 835-30 and, accordingly, the initial net carrying amounts are being accreted to the redemption amounts using the effective interest method. The Company incurred debt issuance costs of $205 during the year ended December 31, 2022 and $89 during the three months ended March 31, 2023 related to its issuance of debt under the Bridge SPA. Unamortized debt discounts and debt issuance costs totaled $942 and $1,065 as of March 31, 2023 and December 31, 2022, respectively. Interest expense stemming from amortization of the debt discounts and debt issuance costs was $1,161 for the three months ended March 31, 2023.
Securities Purchase Agreement (Equity Financing)
In connection with signing the Merger Agreement and the Bridge SPA, the Company, Vallon, and the Investor entered into a Securities Purchase Agreement on December 13, 2022 (the Equity SPA), pursuant to which, among other things, the Investor agreed to invest $12,250 in cash and cancel any outstanding principal and accrued interest on the Bridge Notes immediately prior to the consummation of the Merger (the Closing) to fund the combined company following the Merger. In return, the Company will issue shares (the Initial Shares) of the Company’s common stock to the Investor equal to approximately 10.19% of the estimated Parent Fully Diluted Number, as defined in the Equity SPA. The Company will also deposit a number of shares of the Company’s common stock equal to 400% of the number of Initial Shares (the Additional Shares) into escrow for potential additional issuances to the Investor. The Equity Financing will close on the same date as the Closing.
As a result of the Merger, at the Effective Time, each Initial Share will automatically be converted into the right to receive a number of shares of Vallon common stock equal to the number of Initial Shares multiplied by the Exchange Ratio.
Further, at the Effective Time, each Additional Share placed into escrow will automatically be converted into the right to receive a number of shares of Vallon common stock equal to the number of Additional Shares multiplied by the Exchange Ratio. The converted Additional Shares in escrow shall be issued to the Investor upon certain specified reset dates under the Equity SPA in the event that Vallon’s share price is less than 90% of the arithmetic average of the five lowest weighted-average prices of Vallon’s common stock over the applicable periods set forth in the Equity SPA.
In addition, Vallon will issue to the Investor (i) Series A-1 Warrants to purchase that number of shares of Vallon common stock equal to 500% of the Initial Shares, (ii) Series A-2 Warrants to purchase that number of shares of Vallon common stock equal to 450% of the Initial Shares, and (iii) Series T Warrants to purchase (x) that number of shares of Vallon common stock equal to 320.856% of the Initial Shares and (y) upon exercise of the Series T Warrants, an additional amount of Series A-1 Warrants and Series A-2 Warrants, each to purchase up to that number of shares of Vallon common stock equal to 320.856% of the Initial Shares (collectively, the Equity Warrants). The Equity Warrants will be issued on the 11th trading day following the Closing and will have an exercise price per share equal to 20% of the Closing Per Share Price, as defined in the Equity SPA, for the Series T Warrants, 22% of the Closing Per Share Price for the Series A-1 Warrants and Series A-1 Warrants issued upon exercise of the Series T Warrants, and 24% of the Closing Per Share Price for the Series A-2 Warrants and Series A-2 Warrants issued upon exercise of the Series T Warrants. The Equity Warrants will be exercisable at any time on or after the applicable issuance date.
The Series A-1 Warrants will have a term of 60 months from the date all shares underlying the Series A-1 Warrants are freely tradable, and the Series A-2 Warrants and Series T Warrants will have a term of 24 months from the date all shares underlying the Series A-2 Warrants and Series T Warrants, respectively, are freely tradable. Vallon may force the exercise of the Series T Warrants subject to the satisfaction of certain equity conditions. The Equity Warrants will also include certain contingent cashless exercise features and will contain certain other rights with regard to asset distributions and fundamental transactions. The exercise price of the Series A-1 Warrants will be subject to adjustment for certain dilutive issuances, and all of the Equity Warrants will be subject to standard antidilution adjustments.
The Company capitalized stock issuance costs of $259 as part of its proposed offering of securities under the Equity SPA. The deferred costs will be charged to stockholders’ deficit upon the Closing.

GRI Bio, Inc.
Notes to Unaudited Interim Financial Statements
(in thousands, except share and per share data)
Note 10.    COMMITMENTS AND CONTINGENCIES
Contingent Transaction Bonuses
In March 2021, the Company agreed to pay cash bonuses of $500 in the aggregate to two Company executives upon the closing of a reverse merger. Compensation cost for these contingent transaction bonuses will be recognized if and when a reverse merger is consummated based on the amount of cash paid by the Company.
Note 11.     SUBSEQUENT EVENTS
Merger with Vallon Pharmaceuticals, Inc.
On April 21, 2023, the Company completed the Merger with Vallon in accordance with the terms of the Merger Agreement, by and among the Company, Merger Sub and Vallon, pursuant to which Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Vallon. In connection with the Merger, and prior to the effective time of the Merger (the Effective Time), Vallon effected a reverse stock split of the its common stock at a ratio of 1 for 30 (the Reverse Stock Split). Substantially concurrent with the closing of the Merger (the Closing), Vallon was renamed “GRI Bio, Inc.” and the Company was renamed “GRI Operations, Inc.”. Unless otherwise noted, all share and per share amounts in this Note 11 reflect the Reverse Stock Split.
At the Effective Time:
(a)Each share of the Company’s common stock (Company Common Stock) outstanding immediately prior to the Effective Time, including any shares of the Company Common Stock issued pursuant to the Equity SPA, automatically converted solely into the right to receive a number of shares of Vallon’s common stock equal to 0.0374 (the Exchange Ratio).
(b)Each option to purchase shares of the Company Common Stock (each, a GRI Option) outstanding and unexercised immediately prior to the Effective Time under the the 2015 Plan, whether or not vested, converted into and became an option to purchase shares of Vallon’s common stock, and Vallon assumed the 2015 Plan and each such GRI Option in accordance with the terms of the 2015 Plan (each, an Assumed Option). The number of shares of Vallon Common Stock subject to each Assumed Option was determined by multiplying (i) the number of shares of the Company Common Stock that were subject to such GRI Option, as in effect immediately prior to the Effective Time, by (ii) the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Vallon Common Stock. The per share exercise price for the Vallon Common Stock issuable upon exercise of each Assumed Option was determined by dividing (A) the per share exercise price of such Assumed Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio and rounding the resulting per share exercise price up to the nearest whole cent. Any restriction on the exercise of any Assumed Option continued in full force and effect and the term, exercisability, vesting schedule, and any other provisions of such Assumed Option otherwise remained unchanged.
(c)Each warrant to purchase shares of the Company Common Stock outstanding immediately prior to the Effective Time other than the Bridge Warrants (the GRI Warrants), was assumed by Vallon and converted into a warrant to purchase shares of Vallon’s common stock (each, an Assumed Warrant) and thereafter (i) each Assumed Warrant became exercisable solely for shares of Vallon’s common stock; (ii) the number of shares of Vallon’s common stock subject to each Assumed Warrant was determined by multiplying (A) the number of shares of the Company Common Stock that were subject to such GRI Warrant, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Vallon Common Stock; (iii) the per share exercise price for shares of the Vallon’s common stock issuable upon exercise of each Assumed Warrant was determined by dividing (A) the exercise price per share of the Company Common Stock subject to such GRI Warrant, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.
(d)The Bridge Warrants were exchanged for warrants (the Exchange Warrants) to purchase an aggregate of 421,589 shares of Vallon’s common stock. The Exchange Warrants contain substantively similar terms to the Bridge Warrants, and had an initial exercise price equal to $14.73 per share subject to adjustments for splits and recapitalization events.
(e)All rights with respect to the Company’s restricted stock awards were assumed by Vallon and converted into Vallon restricted stock awards with the number of shares subject to each restricted stock award multiplied by the Exchange Ratio and rounding the resulting number down to the nearest whole number of shares of Vallon’s common stock. The term, exercisability, vesting schedule and other provisions of the the Company’s restricted stock awards otherwise remained unchanged.

In connection with the signing of the Merger Agreement, the Company entered into the Bridge SPA with the Investor pursuant to which the Company issued the Bridge Notes in the aggregate principal amount of $3,333 in exchange for an aggregate purchase price of $2,500. In addition, the Company issued the Bridge Warrants to the Investor. As a result of the Merger, at the Effective Time, the Bridge Warrants were exchanged for the Exchange Warrants.
In addition to the Bridge SPA and in connection with signing the Merger Agreement, on December 13, 2022, Vallon, the Company and the Investor entered into the Equity SPA pursuant to which the Investor agreed to invest $12,250 in cash. Pursuant to the Equity SPA, immediately prior to the Closing, the Company issued the Initial Shares to the Investor and the Additional Shares into escrow with an escrow agent. At the closing, pursuant to the Merger, the Initial Shares converted into an aggregate of 253,842 shares of Vallon Common Stock and the Additional Shares converted into an aggregate of 1,015,368 shares of Vallon Common Stock. On May 8, 2023, in accordance with the terms of the Equity SPA, Vallon and the Investor authorized the escrow agent to, subject to beneficial ownership limitations, disburse to the Investor all of the shares of Vallon Common Stock issued in exchange for the Additional Shares.
Pursuant to the Equity SPA, on May 8, 2023, Vallon issued the Equity Warrants.
Immediately following the Effective Time, there were approximately 2,918,954 shares of Vallon Common Stock outstanding, of which 1,201,077 shares were held by the former stockholders of the Company (excluding the Investor).